EXHIBIT 99


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SFSB Holding Company
900 Saxonburg Boulevard
Pittsburgh, Pennsylvania  15233

                                                      Contact: Barbara J. Mallen
                                                               President
                                                               (412) 487-4200

                                                     For Immediate Release
                                                     November 10, 1998


                              SFSB Holding Company
                          Benefit Plan Stock Purchases

         Pittsburgh, Pennsylvania -- November 10, 1998 -- Ms. Barbara J. Mallen, President of SFSB Holding Company (the "Company"), the holding company of Stanton Federal Savings Bank ("Bank"), announced today that it intends to purchase up to 29,040 shares of the Company's common stock.

         The stock purchases shall be utilized to fund the Bank's restricted stock plan previously approved by stockholders. Such stock purchases are expected to be made in open-market transactions, subject to the availability of stock, market conditions, the trading price of the stock and the Company's financial performance. The Company anticipates purchasing such shares during the next six months.

The Company's stock is traded in the over-the-counter bulletin board symbol "SFSH" .